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                      CONSENT OF INDEPENDENT ACCOUNTANTS

   We consent to the incorporation by reference in the registration statements of Xyvision, Inc. on Form S-8 (File Nos. 33-10405, 33-29485, 33-29486, 33-36243, 33-41846, 33-54014 and 33-54018) of our report dated June
9, 1995, which report disclaims an opinion on the consolidated financial statements of Xyvision, Inc. as of March 31, 1995 due to the uncertainties as to the Company's ability to continue as a going concern.
                                                         /s/ Coopers & Lybrand
                                                     COOPERS & LYBRAND, L.L.P.
Boston, Massachusetts
June 27, 1995

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